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                                                                    EXHIBIT 12.1

ROGERS WIRELESS INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(in thousands of Canadian dollars)

CANADIAN GAAP

                                                                             Year Ended December 31,
                                                       1999            2000          2001           2002           2003
-------------------------------------------------------------------------------------------------------------------------
Fixed charges
      Interest expense                                161,804        128,040        184,330        195,150        193,607
      Amortization of deferred financing costs          1,949          3,626          4,889          5,536          5,417
      Interest expense included in rent expense        10,630          9,970         10,200         10,500         11,667

                                                      -------------------------------------------------------------------
                                                      174,383        141,636        199,419        211,186        210,691
                                                      ===================================================================
Earnings
      Pre tax income (loss)                           (59,841)       (81,604)      (198,616)       (85,640)       140,257
      Fixed charges                                   174,383        141,636        199,419        211,186        210,691

                                                      -------------------------------------------------------------------
                                                      114,542         60,032            803        125,546        350,948
                                                      ===================================================================

-------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges                          -              -              -              -           1.67
=========================================================================================================================

Deficiency of earnings to fixed charges                59,841         81,604        198,616         85,640              -
=========================================================================================================================

US GAAP

                                                                           Year Ended December 31,
                                                       1999           2000          2001           2002           2003
------------------------------------------------------------------------------------------------------------------------
Fixed charges
      Interest expense                               161,804        124,785        168,496        188,689        187,914
      Capitalized interest                                 -          3,255         15,834          6,461          5,693
      Amortization of deferred financing costs         1,949          3,626          4,889          5,536          5,417
      Interest expense in rent expense                10,630          9,970         10,200         10,500         11,667

                                                     -------------------------------------------------------------------
                                                     174,383        141,636        199,419        211,186        210,691
                                                     ===================================================================

Earnings
      Pre tax income (loss)                          (33,316)       (97,822)      (184,478)         9,670         43,171
      Fixed charges                                  174,383        141,636        199,419        211,186        210,691
      Amortization of capitalized interest                 -            203          1,397          2,790          3,549
      Capitalized interest                                 -         (3,255)       (15,834)        (6,461)        (5,693)

                                                     -------------------------------------------------------------------
                                                     141,067         40,762            504        217,185        251,718
                                                     ===================================================================

------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges                         -              -              -           1.03           1.19
========================================================================================================================

Deficiency of earnings to fixed charges               33,316        100,874        198,915              -              -
========================================================================================================================